As filed with the Securities and Exchange Commission on February 24, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ------------
                             THE RYLAND GROUP, INC.

            (Exact name of registrant as specified in its charter)

            Maryland                                         52-0849948
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                        identification number)
                            11000 Broken Land Parkway

                            Columbia, Maryland 21044

                                (410) 715-7000
                   (Address of principal executive offices)
                              ------------------
                           Timothy J. Geckle, Esquire

                  Senior Vice President and General Counsel

                             The Ryland Group, Inc.

                            11000 Broken Land Parkway

                            Columbia, Maryland 21044

                                 (410) 715-7000

   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                   Copies to:

                            R.W. Smith, Jr., Esquire

                         Piper Marbury Rudnick and Wolfe

                                       LLP

                                6225 Smith Avenue

                            Baltimore, Maryland 21209

                                 (410) 580-3000

                              ------------------
  Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

  If the  only  securities  being  registered  on this  form are  being  offered pursuant to dividend or interest  reinvestment plans, please check the following
box. |_|

  If any of the securities  being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box. |X|

  If this  Form is filed  to  register  additional  securities  for an  offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier  effective
registration statement for the same offering. |_|___________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_| ___________

  If delivery  of the  prospectus  is expected to be made  pursuant to Rule 434,
please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=======================================================================================
                                                Proposed       Proposed
    Title of Each Class of         Amount       Maximum        Maximum      Amount of
          Securities               To Be        Offering      Aggregate    Registration
       To Be Registered          Registered    Price Per       Offering        Fee
                                    (1)        Share (1)    Price (2) (3)
---------------------------------------------------------------------------------------
Debt Securities (3).............
Common  Stock,  par value $1.00
(3) (4).........................
Preferred   Stock,   par  value
$1.00 (3).......................
Depositary Shares (3)...........
Warrants (3)(5).................
Stock Purchase Units (3)........
Stock Purchase Contracts (3)
      Total.....................                               $200,000,000    $52,800
=======================================================================================
(1)   Not applicable pursuant to Form S-3 General Instruction II(D).

(2)  These figures are estimates made solely for the purpose of calculating  the registration fee pursuant to Rule 457(o). if any debt securities are issued at an original  issue  discount,  such  greater  principal  amount as shall result in an  aggregate  initial  offering  price equal to the amount to be registered.  If any debt  securities  are issued  with a  principal  amount denominated  in a foreign  currency or composite  currency,  such principal amount as shall result in an aggregate  initial  offering price  equivalent thereto in U.S. dollars at the time of initial offering.

(3)  In addition  to the  securities  issued  directly  under this  registration statement,  we are registering an indeterminate  number of shares of common stock,  preferred  stock  and  depositary  shares  as  may be  issued  upon conversion  or  exchange  of the  securities  issued  directly  under  this registration  statement. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.

(4)  Common  stock being  registered  hereby  includes  associated  Common Share
     Purchase Rights,  which initially are attached to and trade with the shares of the registrant's  common stock.  Value  attributable to such rights,  if any, is reflected in the market price of the common stock.

(5)  Includes warrants to purchase debt securities,  warrants to purchase common stock and warrants to purchase preferred stock.

                              ------------------
   The  registrant  hereby  amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment  which  specifically  states  that  this  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the  Securities  Act of 1933 or until the  registration  statement  shall become effective on such date as the SEC,  acting  pursuant to said Section  8(a),  may determine.

===========================================================================================

[TO BE INSERTED VERTICALLY ALONG LEFT MARGIN OF COVER PAGE OF PROSPECTUS]

The  information in this  prospectus is not complete and may be changed.  We may not sell  these  securities  until the  registration  statement  filed  with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these  securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2000

                                  $200,000,000

                             THE RYLAND GROUP, INC.

                                 DEBT SECURITIES

                                  COMMON STOCK

                                 PREFERRED STOCK

                                DEPOSITARY SHARES

                              STOCK PURCHASE UNITS

                            STOCK PURCHASE CONTRACTS

                      WARRANTS TO PURCHASE DEBT SECURITIES,

                         COMMON STOCK OR PREFERRED STOCK

                              -----------------

   We  will  provide  the  specific  terms  for  each  of  these  securities  in supplements to this  prospectus.  You should read carefully this  prospectus and any supplement before you invest.

   Our common  stock is listed on the New York Stock  Exchange  under the symbol
"RYL."

                              -----------------

   You should  carefully  consider the risk factors  beginning on page 5 of this prospectus before purchasing any of the securities offered by this prospectus.

   Neither  the  SEC  nor  any  state  securities  commission  has  approved  or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is      , 2000.

                                TABLE OF CONTENTS

            Description of Stock Purchase Units and
               Stock Purchase Contracts...........................22
            Description of Warrants to Purchase Debt Securities...22
            Description of Warrants to Purchase

                                     - i -

                                     SUMMARY

   This summary highlights  information from this prospectus.  Because this is a summary,  it may not  contain all the  information  you should  consider  before investing  in the  securities  we are  offering.  You  should  read this  entire prospectus  and any  supplement  carefully.  You should also read the  documents listed below in "How to Obtain More  Information"  for information  about us and our financial statements.

                                     Ryland

   We  are  one  of  the  largest   homebuilders  in  the  U.S.  and  a  leading
mortgage-finance  company.  We have building operations in 21 markets across the
U.S.  We have built  approximately  170,000  homes.  Our  mortgage  company  has
provided   mortgage-financing   and  related  services  for  more  than  150,000
homebuyers.  Our  operations  span the  significant  aspects of the  home-buying process  - from the  design,  construction  and sale of  single-family  homes to competitive  mortgage-financing  programs,  title search,  settlement and escrow
services  and  homeowners  insurance.   We  believe  our  geographic  diversity,
financial   strength,   decentralized   operating  structure  and  market-proven
strategies  are  critical  elements of our success.  Together,  they enhance our ability to take advantage of growth  opportunities and provide maximum value for homebuyers in a variety of markets.

   We are a Maryland  corporation.  Our headquarters are located at 11000 Broken
Land Parkway, Columbia, Maryland 21044. Our telephone number is (410) 715-7000.

                             Securities We May Offer

   This prospectus is part of a registration statement (No. 333- ) that we filed with the SEC using a "shelf" registration process.  Under this shelf process, we may offer, from time to time, in one or more offerings:

o     our debt securities;

o     shares of our common stock;

o     shares of our preferred stock;

o     shares of our preferred stock represented by depositary shares;

o     stock purchase units or stock purchase contracts; or

o     warrants to purchase our debt securities, common stock or preferred stock.

   The total offering price of these  securities  will not exceed  $200,000,000.
This prospectus provides you with a general description of the securities we may offer.  Each time we offer  securities,  we will  provide you with a  prospectus supplement  that will  describe  the specific  amounts,  prices and terms of the securities we offer.  The prospectus  supplement  also may add, update or change information contained in this prospectus.

   We may sell the securities to or through  underwriters,  dealers or agents or directly to  purchasers.  We and our agents reserve the sole right to accept and to  reject  in  whole  or in part  any  proposed  purchase  of  securities.  The prospectus  supplement,  which  we  will  provide  to you  each  time  we  offer securities,  will  provide  the  names of any  underwriters,  dealers  or agents involved in the sale of the securities,  and any applicable  fee,  commission or discount arrangements with them. See "Plan of Distribution."

                                      - 1 -

                                 Debt Securities

   We may offer  unsecured  general  obligations  of our  company,  which may be senior  debt  securities  or  subordinated  debt  securities.  The  senior  debt securities  will have the same rank as all our other  unsecured,  unsubordinated debt. The  subordinated  debt securities will be entitled to payment only if all payments due under our senior  indebtedness,  including any  outstanding  senior debt securities, have been made.

   The debt  securities  will be issued  under an  indenture  between us and the trustee or trustees we name in the  prospectus  supplement.  We have  summarized certain general  features of the debt securities from the indentures,  which are or will be exhibits to the registration  statement of which this prospectus is a part.  We  encourage  you to read the  indentures  and our recent  periodic  and current  reports  that we file with the SEC.  We  provide  directions  on how to obtain copies of these reports under "How to Obtain More Information."

                                  Common Stock

   We may issue our common stock,  $1.00 par value per share.  Holders of common stock are  entitled to one vote per share on all matters  submitted to a vote of stockholders. Holders of common stock are entitled to receive dividends declared by our board of directors, subject to the rights of preferred stockholders.

                      Preferred Stock and Depositary Shares

   We may issue our preferred  stock,  $1.00 par value per share, in one or more series. Our board of directors will determine the dividend,  voting,  conversion and other rights of the series being offered and the terms and conditions of its offering and sale. We may also issue  fractional  shares of preferred stock that will be represented by depositary shares and depositary receipts.

              Stock Purchase Units and Stock Purchase Contracts

   We may issue stock  purchase units and stock  purchase  contracts,  including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates.  We may  determine  the price of shares of common  stock or  preferred stock at the time we issue  the  stock  purchase  contracts  or the price may be determined by referring to a specific  formula  described in the stock  purchase contracts.  We may issue the stock purchase contracts separately or as a part of
stock  purchase  units  consisting  of  a  stock  purchase   contract  and  debt
securities, preferred stock or debt obligations of third parties, including U.S.
Treasury  securities,  which  secure the  holders'  obligations  to purchase the common stock or preferred  stock under the stock purchase  contracts.  The stock purchase  contracts may require us to make  periodic  payments to the holders of the stock  purchase  units or vice versa.  These  payments  may be  unsecured or prefunded on some basis.  The stock  purchase  contracts may require  holders to secure their obligations in a specified manner.

                                    Warrants

   We may issue  warrants  to  purchase  our debt  securities,  common  stock or preferred stock. The applicable  prospectus supplement will describe the details of the warrants.

                                      - 2 -

                         HOW TO OBTAIN MORE INFORMATION

   We file annual,  quarterly and special  reports,  proxy  statements and other information  with the SEC under the  Exchange  Act. The Exchange Act file number for our SEC  filings is 1-8029.  You may read any  document we file at the SEC's public reference rooms in Washington,  D.C., Chicago, Illinois and New York, New
York. Please call the SEC toll free at 1-800-SEC-0330  for information about its public reference rooms. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov,  which contains  reports,  proxy  and  information  statements  and  other  information regarding issuers that file electronically.

   We have filed  with the SEC a  registration  statement  on Form S-3 under the
Securities  Act. This  prospectus does not contain all of the information in the registration  statement. We have omitted parts of the registration statement, as permitted  by the  rules  and  regulations  of the  SEC.  You  may  inspect  the registration  statement,  including  exhibits,  at the  SEC's  public  reference facilities  or  Internet  site.  Our  statements  in this  prospectus  about the contents of any contract or other  document are not  necessarily  complete.  You should refer to the copy of each contract or other  document we have filed as an exhibit to the registration statement for complete information.

   The SEC allows us to  "incorporate by reference" the information we file with it, which means that we can disclose  important  information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this  prospectus,  and information in documents that we file later with  the SEC  will  automatically  update  and  supersede  information  in this prospectus.  We  incorporate  by reference  the  documents  listed below and any future  filings we will make with the SEC under  Sections  13(a),  13(c),  14 or
15(d) of the Exchange Act until this offering is completed:

o     Our Annual Report on Form 10-K for the year ended December 31, 1998;

o     Our Quarterly  Reports on Form 10-Q for the quarters ended March 31, 1999,
      June 30, 1999 and September 30, 1999; and

o     The  description  of  our  common  stock  contained  in  our  Registration
      Statement on Form 8-A filed pursuant to the Exchange Act.

   We will  provide  copies of these  documents,  other than  exhibits,  free of charge,  to any person who  receives  this  prospectus.  To request a copy,  you should contact our corporate  secretary at our headquarters which are located at
11000 Broken Land Parkway,  Columbia,  Maryland  21044,  telephone  number (410)
715-7000.

                               ---------------

   We  furnish  our  stockholders  with  annual  reports  that  contain  audited financial  statements and quarterly reports for the first three quarters of each year that contain unaudited interim financial information.

                               ---------------

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus  supplement.  We have not authorized anyone else to provide you with different  information.  You should not assume that the information in this  prospectus or any  prospectus  supplement is accurate after the date on the front of the document.

                                      - 3 -

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the nine months ended  September  30, 1999 and for each of the last five years ended
December 31.

                                Nine Months           Year Ended December 31,
                            Ended September 30,  ---------------------------------
                                    1999         1998   1997    1996   1995   1994
                              ---------------    ----   ----    ----   ----   ----
Ratio  of  earnings  to fixed
charges                             2.63         2.17   1.53    1.29    --    1.30

   The ratio of our  earnings to fixed  charges is  computed  on a  consolidated basis. On a consolidated  basis, the ratios of earnings to fixed charges include the earnings and fixed charges of Ryland Mortgage  Company and  subsidiaries and our  limited-purpose  subsidiaries.  For  purposes  of  computing  the  ratio of
earnings  to  fixed  charges,   earnings   represent  earnings  from  continuing
operations  before  income  taxes  plus fixed  charges.  Fixed  charges  include interest on indebtedness (whether expensed or capitalized), amortization of debt discounts  and  premiums  and the  portion  of rent  expense  we  believe  to be representative of interest. For the year ended December 31, 1995, the deficiency of earnings to fixed  charges  totaled $37.0  million,  primarily due to a $45.0 million impairment charge relating to homebuilding inventories.

                                 USE OF PROCEEDS

   Except as described in an accompanying  prospectus  supplement,  we expect to use the net  proceeds  from the sale of the  securities  for  general  corporate purposes, which may include, among other things:

o     working capital;

o     capital expenditures;

o     acquisitions;

o     stock repurchases; and

o     the repayment of outstanding indebtedness.

   When we offer a particular  series of securities,  the prospectus  supplement relating to that  offering  will  describe  the intended use of the net proceeds received from that offering.  Pending the use of the net proceeds,  we expect to invest the proceeds in  short-term  interest-bearing  instruments  or other debt securities.

                                      - 4 -

                                  RISK FACTORS

   You should  carefully  consider  the  following  risk  factors  and the other information  in this  prospectus  and any  supplement  before  investing  in our securities.

If real estate and economic conditions deteriorate, our revenue may decrease

   We are  significantly  affected by the  cyclical  nature of the  homebuilding industry.  This  industry is sensitive  to  fluctuations  in economic  activity, interest  rates  and  levels  of  consumer  confidence.  The  effects  of  these fluctuations  differ among the various  geographic  markets in which we operate.
Higher  interest  rates may affect the ability of buyers to qualify for mortgage financing and decrease demand for new homes. As a result,  rising interest rates generally will decrease our home sales and mortgage  originations.  Sales of new homes are also  affected  by  market  conditions  for  resale  homes and  rental properties. Our business is also affected by local economic conditions,  such as employment rates and housing demand in the markets in which we build homes. Some of the  markets  in which we  operate  have at times in the past  experienced  a significant  decline in housing demand.  We cannot assure you that declines will not occur in the future.

   Inventory risk can be substantial for homebuilders  like us. The market value of our land, building lots and housing inventories fluctuates significantly as a result of  changing  market and  economic  conditions.  In  addition,  inventory carrying costs can be significant and can result in losses in poorly  performing projects or markets.  In the event of significant  changes in economic or market conditions,  we may dispose of  community  inventories  on a bulk or other basis which may result in a loss. In the course of our business,  we must continuously seek and make  acquisitions  of land for expansion into new markets,  as well as for  replacement  and expansion of land  inventory  within our current  markets.
Although we employ  various  measures,  including our land approval  process and continued  review by senior  management  designed to manage  inventory risks, we cannot  assure you that these  measures  will enable us to manage our  inventory risk.

Our financial  services segment  represents a smaller portion of our profits due to divestitures and other actions in recent years, placing greater dependence on our homebuilding segment

   Our financial  services  segment was a significant  source of profits in past years. However, in recent years we have repositioned this segment by:

o     focusing on retail mortgage loan originations and improving the efficiency of these activities by establishing regional operating centers;

o     divesting non-core assets and lines of business, including the sale of loan servicing rights;

o     leveraging the relationship with our homebuilding segment to increase its capture rate for builder loans; and

o     reaching mortgage customers directly at the point of sale through the use of technology.

   As a result,  our  financial  services  segment  contributed  a much  smaller percentage of our total operating  earnings in 1998 and 1999, and we expect this trend to  continue  in the  future.  As a result,  our  future  results  will be substantially  dependent upon the performance of our homebuilding  segment,  and subject to the risks associated with that segment.

                                      - 5 -

If interest rates rise, then our business may decline

   Interest rates can significantly affect our lines of business.  The level and expected  direction  of  interest  rates can  adversely  affect the sales of new homes,  the  profitability  of  sales,  the rate of  mortgage  originations  and refinancings  and the value of and  interest  spread  earned on  mortgage-backed securities  held-for-sale.  Any of these  could  have an  adverse  impact on our results of operations or financial position.

Because our industry is highly competitive, others may be more successful at homebuilding and cause our business to decline

   The residential housing industry is highly competitive. We compete in each of our markets  with a large number of  national,  regional and local  homebuilding companies. Some of these companies are larger than us and have greater financial resources.  In addition, the general increase in the availability of capital and financing  in  recent  years  has  made it  easier  for  both  large  and  small homebuilders to expand and enter new markets and has increased competition. This competition  could make it more difficult to acquire suitable land at acceptable prices,  force  us to  increase  selling  incentives  or  lower  our  sales  per community.  Any of  these  could  have  an  adverse  impact  on our  results  of operations. We also compete with other housing alternatives,  including existing homes and rental housing. Principal competitive factors in homebuilding are home price, design, quality, reputation, relationship with developers,  accessibility of  subcontractors,  availability  and  location  of lots  and  availability  of customer financing.

   Our  financial  services  segment  competes  with other  mortgage  bankers to
arrange  financing  for  home  buyers  and  refinancing   customers.   Principal
competitive  factors include  interest rates and other features of mortgage loan products available to the consumer.

Because our business is subject to various regulatory and environmental limitations, we may not be able to conduct our business as planned

   Our  homebuilding  segment is subject to  various  local,  state and  federal statutes,  ordinances, rules and regulations concerning zoning, building design, construction and similar matters.  These include local  regulations which impose restrictive  zoning  and  density  requirements  in order to limit the number of homes that can be built within the boundaries of a particular  area. We may also experience periodic delays in homebuilding projects due to building moratoria in
any  of  the  areas  in  which  we  operate.  Generally,   moratoria  relate  to
insufficient water or sewage facilities or inadequate roads or local services.

   We are also  subject  to a variety  of local,  state  and  federal  statutes, ordinances,  rules and  regulations  concerning the protection of health and the environment.  We are subject to a variety of  environmental  conditions that can affect our business and homebuilding projects. The particular environmental laws which apply to any given  homebuilding site vary greatly according to the site's location,  environmental  condition and the present and former uses of the site, and  adjoining  properties.  Environmental  laws and  conditions  may  result in delays,  may cause us to incur  substantial  compliance and other costs, and can prohibit or severely restrict homebuilding  activity in certain  environmentally sensitive regions or areas.

                                      - 6 -

   Our financial  services  segment is subject to the rules and  regulations  of
HUD,  FHA, VA, FNMA,  FHLMC and GNMA with  respect to  originating,  processing, selling and servicing  mortgage loans. In addition,  there are other federal and state  statutes and  regulations  affecting  these  activities.  These rules and
regulations,   among  other  things,   prohibit   discrimination  and  establish
underwriting guidelines which include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts. We
are  required  to  submit  audited  financial  statements  annually,   and  each
regulatory  entity has its own  financial  requirements.  Our  affairs  are also subject  to  examination  by these  regulatory  agencies  at all times to assure compliance  with  applicable  regulations,  policies  and  procedures.  Mortgage origination  activities are subject to the Equal Credit Opportunity Act, Federal
Truth-in-Lending  Act  and  Real  Estate  Settlement   Procedures  Act  and  the
associated regulations which prohibit  discrimination and require the disclosure of certain information to mortgagors concerning credit and settlement costs.

Natural disasters may have a significant impact on our business

   The  climates  and geology of many of the states in which we operate  present increased  risks of natural  disasters.  To the extent that  hurricanes,  severe storms,  earthquakes,  droughts, floods, wildfires or other natural disasters or similar events occur, our business in those states may be adversely affected.

Because of our use of debt, the value of our securities may decline

   At  September  30,  1999,  we had  total  consolidated  homebuilding  debt of approximately $368 million and a ratio of total  consolidated  homebuilding debt to  stockholders'  equity of  approximately  0.5 to 1.0.  Of this  amount,  $168 million was senior  indebtedness.  In  addition,  at  September  30,  1999,  our financial  services  subsidiaries  had outstanding  debt of $206 million and our limited-purpose subsidiaries had outstanding non-recourse debt of $57 million.

   Our ability to meet our debt  service  obligations  will depend on our future performance,  which, in turn, will be subject to general economic conditions and to financial, competitive, business and other factors. Many of these factors are beyond our control. Our use of debt could restrict our flexibility in responding to  changing  business  and  economic  conditions.  If we are unable to generate sufficient  cash flow from operations to service our debt, we may be required to seek  refinancing  for all or a portion  of that  debt or to  obtain  additional financing.  We cannot assure you that  refinancing  would be possible or that we could obtain any additional financing on terms that are favorable or acceptable.

   Our  unsecured  revolving  credit  facility,  other  senior  debt and  senior subordinated debt instruments  contain financial covenants that may restrict our operations.  Significant losses in our homebuilding  segment could result in the violation of one or more of these  covenants.  Our revolving  credit facility is guaranteed by our homebuilding subsidiaries.

   A significant portion of our homebuilding operations and all of our financial services business are conducted through subsidiaries.  Accordingly,  we derive a significant portion of our operating income and cash flows from our homebuilding and financial services subsidiaries,  and rely on these subsidiaries to generate the  funds  necessary  to  satisfy  our debt  obligations.  The  ability  of our subsidiaries  to pay dividends or otherwise  make payments to us will be subject to, among other things,  applicable state laws. In addition,  the ability of our financial  services  segment  to  provide  funds  to us is  subject  to  certain restrictions in its debt instruments.  We cannot assure you that we will be able to  realize  from  these  subsidiaries  any  funds  required  to meet  our  debt obligations.

                                      - 7 -

The  rights of  holders  of any  subordinated  securities  will be junior to our existing indebtedness and possibly all of our future borrowings

   We will be required to pay all of our senior  indebtedness  in full before we pay any of our  subordinated  indebtedness.  At September  30, 1999,  our senior debt,  excluding  indebtedness of our  subsidiaries,  was $168 million.  Of this amount, $1.4 million was secured. In the event of any payment or distribution of assets in any dissolution,  insolvency,  bankruptcy or other similar proceeding, we will be required to pay our senior debt in full before we make any payment to holders  of our  subordinated  securities.  In  the  event  of our  dissolution, insolvency or bankruptcy,  holders of subordinated  securities may recover less, ratably,  than holders of our senior  indebtedness and other  creditors,  or may recover nothing.

   Our financial services segment and a significant  portion of our homebuilding operations are conducted  through  subsidiaries.  Our right to receive assets of these subsidiaries upon the liquidation or  recapitalization of any subsidiaries will be  subject  to the claims of the  subsidiaries'  creditors,  except to the extent  that  we are  recognized  as a  creditor  of the  subsidiary.  If we are recognized  as a creditor,  our claims  would  still be subject to any  security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to its indebtedness to us. At September 30, 1999, we had outstanding $206 million of financial  services  subsidiary  debt and $57 million of non-recourse limited-purpose  subsidiary debt. All of this debt is structurally senior to any of our subordinated securities.

Because this prospectus contains forward-looking statements, it may not prove to be accurate

   This  prospectus  and the  documents  we  incorporate  by  reference  contain forward-looking  statements.  We generally identify  forward-looking  statements using  words  like  "believe,"  "intend,"  "expect,"  "may,"  "should,"  "plan,"
"project,"  "contemplate,"  "anticipate"  or similar  statements.  We base these statements  on our  beliefs as well as  assumptions  we made  using  information currently  available to us. Because these  statements  reflect our current views concerning  future events,  these statements  involve risks,  uncertainties  and assumptions.  Actual results may differ significantly from the results discussed in  these  forward-looking  statements.  We  do  not  undertake  to  update  our
forward-looking   statements  or  risk  factors  to  reflect  future  events  or circumstances.

                                      - 8 -

                        GENERAL DESCRIPTION OF SECURITIES

   We may offer debt  securities,  shares of common  stock,  shares of preferred stock,  depositary  shares,  stock purchase units,  stock purchase  contracts or warrants to purchase debt  securities,  common stock or preferred  stock, or any combination of the foregoing,  either individually or as units consisting of one or more  securities.  We may offer up to $200,000,000  of securities  under this prospectus.  If securities  are offered as units,  we will describe the terms of the units in a prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

   We may offer any combination of senior debt  securities or subordinated  debt securities.  Debt  securities  are unsecured  general  obligations.  Senior debt securities  rank  above  all  subordinated  indebtedness  and equal to all other indebtedness outstanding on the date of the prospectus supplement.  Subordinated
debt  securities  rank  in  right  of  payment  below  all  other   indebtedness
outstanding at or after the time issued,  unless the other indebtedness provides that it is not senior to the subordinated debt.

   We may issue the senior debt securities and the subordinated  debt securities under  separate  indentures  between us, as issuer,  and the trustee or trustees identified in the  prospectus  supplement.  Any senior debt  securities  will be issued  under an  indenture  dated as of June 28, 1996  between us and The Chase
Manhattan  Bank, as trustee.  Any  subordinated  debt  securities will be issued under an indenture dated as of July 15, 1992 between us and First Union National
Bank,  as trustee.  A copy of the form of each type of  indenture is filed as an exhibit to the  registration  statement  of which this  prospectus  is a part. A prospectus  supplement will describe the particular terms of any debt securities we may offer.

   The following  summaries of the debt  securities  and the  indentures are not complete.  We urge you to read the  indentures  and the  description of the debt securities included in the prospectus supplement.

General

   We may issue an unlimited  principal  amount of debt  securities  in separate series.  We may  specify  a  maximum  aggregate  principal  amount  for the debt securities  of any  series.  The  debt  securities  will  have  terms  that  are consistent with the  indentures.  Unless  otherwise  specified in the prospectus
supplement,   senior  debt  securities  will  be  unsecured  and  unsubordinated obligations and will rank equal with all our other unsecured and  unsubordinated debt.  Subordinated  debt securities will be paid only if all payments due under our senior indebtedness,  including any outstanding senior debt securities, have been made.

   The indentures might not limit the amount of other debt that we may incur and might not contain  financial or similar  restrictive  covenants.  The indentures might not contain any provision to protect holders of debt securities  against a sudden or dramatic decline in our ability to pay our debt.

   The prospectus  supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

o     the title of the debt securities;

o     any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

o     the person to whom any interest on a debt security of the series will be paid;

                                      - 9 -

o     the date or dates on which we must pay the principal;

o     the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue,  and the dates on which we must pay interest;

o     the place or places where we must pay the principal and any premium or interest on the debt securities;

o     the terms and conditions on which we may redeem any debt security, if at all;

o     any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

o     the denominations in which we may issue the debt securities;

o     the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

o     the currency in which we will pay the principal of and any premium or interest on the debt securities;

o     the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

o     the amount that will be deemed to be the principal amount for any purpose, including  the  principal  amount  that will be due and  payable  upon any maturity or that will be deemed to be outstanding as of any date;

o     if applicable, that the debt securities are defeasible;

o     if applicable,  the terms of any right to convert debt securities into, or exchange debt securities  for, shares of common stock or other  securities or property;

o     whether  we will  issue  the  debt  securities  in the form of one or more global  securities and, if so, the respective  depositaries for the global securities and the terms of the global securities;

o     the subordination provisions that will apply to any subordinated debt securities;

o     any addition to or change in the events of default  applicable to the debt securities  and any change in the right of the  trustee or the  holders to declare  the  principal  amount  of any of the  debt  securities  due  and payable; and

o     any addition to or change in the covenants in the indentures.

   We may sell the debt securities at a substantial  discount below their stated
principal  amount. We will describe U.S. federal income tax  considerations,  if any,  applicable to debt  securities  sold at an original  issue discount in the prospectus  supplement.  An  "original  issue  discount  security"  is any  debt security that  provides for an amount less than the  principal  amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture.  The prospectus supplement relating to any original issue discount  securities will describe the particular  provisions  relating to acceleration  of the maturity  upon the  occurrence  of an event of default.  In addition,  we will  describe  U.S.  federal  income tax or other  considerations applicable to any debt  securities  that are  denominated  in a currency or unit other than U.S. dollars in the prospectus supplement.

                                     - 10 -

Conversion And Exchange Rights

   The prospectus  supplement will describe,  if applicable,  the terms on which you may convert debt  securities into or exchange them for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other  securities or property to be received upon  conversion or exchange would be calculated.

Subordination Of Subordinated Debt Securities

   Unless  the  prospectus   supplement  indicates   otherwise,   the  following
provisions will apply to the  subordinated  debt  securities.  The  indebtedness underlying the subordinated debt securities will be payable only if all payments due under  our  senior  indebtedness,  including  any  outstanding  senior  debt securities,  have been made. If we distribute  our assets to creditors  upon any
dissolution,   winding-up,  liquidation  or  reorganization  or  in  bankruptcy, insolvency,  receivership or similar proceedings,  we must first pay all amounts due or to become due on all senior  indebtedness before we pay the principal of, or any premium or interest on, the subordinated  debt  securities.  In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the  subordinated  debt securities  until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

   We may not make any payment on the subordinated  debt securities if a default in the payment of the principal of,  premium,  if any,  interest,  rent or other obligations,  including a default under any repurchase or redemption obligation, in respect of designated  senior  indebtedness  occurs and continues  beyond any applicable grace period.  We may not make any payment on the  subordinated  debt securities if any other default  occurs and continues with respect to designated senior  indebtedness that permits holders of the designated senior  indebtedness to  accelerate  its maturity  and the trustee  receives a notice of such default from  us,  a holder  of such  designated  senior  indebtedness  or other  person permitted to give such notice.  We may not resume  payments on the  subordinated debt securities until the defaults are cured or certain periods pass.

   If we  experience a bankruptcy,  dissolution  or  reorganization,  holders of senior indebtedness may receive more, ratably,  and holders of subordinated debt securities may receive less, ratably, than our other creditors.

   The term "designated  senior  indebtedness"  means our obligations  under any particular senior  indebtedness in which the debt instrument  expressly provides that the senior indebtedness will be designated senior indebtedness with respect to the  subordinated  debt  securities.  The  indenture  for  subordinated  debt securities may not limit our ability to incur additional senior indebtedness.

   Our financing agreements contain certain restrictions on our ability to incur additional senior and subordinated indebtedness.

Form, Exchange And Transfer

   We will issue debt securities only in fully registered form, without coupons,
and,  unless  otherwise  specified  in  the  prospectus   supplement,   only  in
denominations of $1,000 and integral multiples thereof.

                                     - 11 -

   The  holder  of a debt  security  may  elect,  subject  to the  terms  of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized  denomination and of a like tenor and aggregate principal amount.

   Holders of debt securities may present them for exchange as provided above or for  registration  of transfer,  duly endorsed or with the form of transfer duly executed,  at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt  securities,  but we may require a payment  sufficient  to cover any tax or other  governmental  charge payable in connection with the transfer or exchange.
We will name the transfer agent in the prospectus  supplement.  We may designate additional  transfer  agents or rescind the designation of any transfer agent or approve a change in the office  through  which any transfer  agent acts,  but we must  maintain  a  transfer  agent  in each  place  in which we will pay on debt securities.

   If we redeem the debt securities,  we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption.  We are not required to register the transfer of or exchange any debt security  selected for  redemption,  except the  unredeemed portion of the debt security being redeemed.

Global Securities

   The debt securities may be  represented,  in whole or in part, by one or more global securities that will have an aggregate  principal amount equal to that of the debt  securities.  Each global  security will be registered in the name of a depositary identified in the prospectus  supplement.  We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

   No global  security may be exchanged in whole or in part for debt  securities registered,  and no  transfer  of a global  security  in whole or in part may be registered,  in the name of any person other than the  depositary or any nominee of the depositary unless:

o     the depositary has notified us that it is unwilling or unable to continue as depositary; or

o     an event of default occurs and continues with respect to the debt securities.

   The depositary  will  determine how all  securities  issued in exchange for a global security will be registered.

   As long as the depositary or its nominee is the registered holder of a global security,  we will  consider the  depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities.  Except as stated above,  owners of beneficial  interests in a global  security will not be entitled to have the global  security or any debt  security  registered in their names,  will not receive physical  delivery of certificated  debt securities and will not be  considered  to be the owners or holders of the global  security  or underlying debt securities. We will make all payments of principal,  premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions  require that some purchasers of securities take physical delivery of such  securities  in  definitive  form.  These  laws  may  prevent  you  from transferring your beneficial interests in a global security.

   Only  institutions  that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial  interests in a global security.  The depositary will credit,  on its  book-entry  registration  and transfer  system,  the  respective  principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those  ownership  interests  will be effected only through, records maintained by the depositary or any such participant.

                                     - 12 -

   The policies and procedures of the depositary may govern payments, transfers, exchanges  and others  matters  relating  to  beneficial  interests  in a global security.  We and the trustee  assume no  responsibility  or  liability  for any aspect of the  depositary's  or any  participant's  records  relating to, or for payments made on account of, beneficial interests in a global security.

Payment And Paying Agents

   Unless the prospectus  supplement indicates otherwise,  we will pay principal and any premium or  interest on a debt  security to the person in whose name the debt security is registered at the close of business on the regular  record date for such interest.

   Unless the prospectus  supplement indicates otherwise,  we will pay principal and any  premium  or  interest  on the  debt  securities  at the  office  of our designated  paying  agent,  except we may pay  interest  by check  mailed to the address of the person entitled to the payment.  Unless the prospectus supplement indicates  otherwise,  the  corporate  trust  office of the trustee  will be the paying agent for the debt securities.

   Any other paying agents we designate for the debt  securities of a particular series will be named in the prospectus  supplement.  We may designate additional paying agents,  rescind the  designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

   The paying  agent will return to us all money we pay to it for the payment of the principal,  premium or interest on any debt security that remains  unclaimed for a specified period. Thereafter, the holder may look only to us for payment.

Consolidation, Merger And Sale Of Assets

   Under the terms of the  indentures,  we may not  consolidate  or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation,  or convey,  transfer or lease our properties and assets substantially as an entirety to, any person, unless:

o     the successoris a corporation,  limited  liability  company,  partnership, trust or other entity  organized and existing under the laws of the United
      States,  or  any  state,  and  assumes  our  obligations  under  the  debt securities and the indentures;

o     immediately after the transaction, no event of default occurs and continues; and

o     we meet the other conditions described in the indentures.

Events Of Default

   Each of the  following  will  constitute  an  event  of  default  under  each indenture:

o     failure to pay the principal of or any premium on any debt security when due;

                                     - 13 -

o     failure to pay any interest on any debt security when due, continued
      for a specified number of days;

o     failure to deposit any sinking fund payment when due;

o     failure to perform any other  covenant in the indenture that continues for a  specified  number of days  after  written  notice has been given by the trustee or the holders of a specified  percentage  in aggregate  principal amount of the debt securities of that series;

o     certain events in bankruptcy, insolvency or reorganization; and

o     any other event of default specified in the prospectus supplement.

   If an event  of  default,  other  than an event  of  default  as a result  of bankruptcy,  insolvency  or  reorganization,  occurs and  continues,  either the trustee or the holders of a specified  percentage in aggregate  principal amount of the outstanding securities of that series may declare the principal amount of the debt  securities  of that series to be  immediately  due and payable.  If an event of default occurs as a result of certain events of bankruptcy,  insolvency or  reorganization,  the  principal  amount of all the debt  securities  of that series  automatically will become immediately due and payable.  The holders of a majority in aggregate  principal  amount of the  outstanding  securities of that series may, under certain  circumstances,  rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal,  have been cured or waived.

   Except for certain  duties in case of an event of default,  the trustee  will not be  obligated  to  exercise  any of its  rights or powers at the  request or direction  of any of the  holders,  unless the holders  have offered the trustee reasonable  indemnity.  If they provide this  indemnification,  the holders of a majority in aggregate  principal  amount of the  outstanding  securities  of any series may direct the time,  method and place of conducting  any  proceeding for any remedy  available to the trustee or exercising any trust or power  conferred on the trustee with respect to the debt securities of that series.

   No holder of a debt security of any series may institute any proceeding  with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

o     the holder has previously given the trustee written notice of a continuing event of default;

o     the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request, and the holders have offered reasonable  indemnity to the trustee to institute the proceeding; and

o     the trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within a specified number of days.

   Each indenture  will include a covenant  requiring our officers to furnish to the trustee annually a statement as to whether,  to their  knowledge,  we are in default under the indenture and, if so, specifying all such known defaults.

Modification And Waiver

   We and the trustee may amend the  indentures  with the consent of the holders of a majority in aggregate  principal  amount of the  outstanding  securities of each series affected by the amendment.  However,  to the extent discussed in the prospectus  supplement,  without the consent of each holder, we may not make any amendment that would:

                                     - 14 -

o     change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

o     reduce the principal, premium or interest on any debt security;

o     reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

o     change the place or currency of payment of principal, premium or interest on any debt security;

o     impair the right to enforce any payment on any debt security;

o     in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to their holders;

o     in the case of debt securities  that are convertible or exchangeable  into other  securities,  adversely  affect  the right of  holders to convert or exchange any of the debt securities;

o     reduce the percentage in principal amount of outstanding securities of any series for which the holders' consent is required;

o     reduce the percentage in principal amount of outstanding securities of any series  necessary for waiver of compliance with certain  provisions of the indentures or for waiver of certain defaults; or

o     modify provisions with respect to modification and waiver.

   The holders of a majority in aggregate  principal  amount of the  outstanding debt  securities  of any series may waive,  on behalf of the holders of all debt securities of that series, our compliance with certain restrictive provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt  securities  of any series may waive any past default  under the  indenture with respect to debt securities of that series,  except a default in the payment of  principal,  premium or  interest  on any debt  security of that series or in respect of a covenant  or  provision  of the  indenture  that  cannot be amended without each holder's consent.

   Except in certain limited circumstances,  we may set any day as a record date for the purpose of  determining  the holders of  outstanding  securities  of any series entitled to give or take any direction,  notice, consent, waiver or other action under the indentures.  In certain limited circumstances,  the trustee may set a record date for action by  holders.  To be  effective,  the action must be taken by  holders  of the  requisite  principal  amount of such debt  securities within a specified period following the record date.

Defeasance And Covenant Defeasance

   To the extent stated in the prospectus supplement,  we may elect to apply the
provisions  relating  to  defeasance  and  discharge  of  indebtedness,   or  to
defeasance  of certain  restrictive  covenants  in the  indentures,  to the debt securities of any series.

Notices

   We will mail  notices to holders of debt  securities  at the  addresses  that appear in the security register.

                                     - 15 -

Title

   We may treat the person in whose name a debt  security is  registered  as the absolute  owner,  whether  or not such debt  security  may be  overdue,  for the purpose of making payment and for all other purposes.

Governing Law

   The indentures and the debt  securities  will be governed by and construed in accordance with the laws of the state of New York.

                           DESCRIPTION OF COMMON STOCK

General

   Under our current  amended and  restated  articles of  incorporation,  we may issue up to 80,000,000  shares of our common stock.  Holders of common stock are entitled  to  one  vote  per  share  on  all  matters  submitted  to a  vote  of stockholders.  Subject to preferences that may apply to our preferred stock, the holders of common stock receive  ratably any  dividends  that may be declared by the board of  directors.  If we are  liquidated,  dissolved or wound up, we must first  pay all  amounts  we owe our  creditors  and then  pay the  full  amounts required  to be paid to  holders  of any  shares  of our  preferred  stock  then outstanding  before we may make any  payments to holders of shares of our common stock.  All holders of shares of our common stock are entitled to share  ratably in any assets  available for  distribution  to them,  after all of our creditors have been satisfied and we have paid the  liquidation  preferences of any of our preferred stock.  Holders of common stock have no preemptive rights or rights to convert  their  common  stock into any other  securities.  Our  common  stock is neither  redeemable nor subject to call. No sinking fund provisions apply to the common  stock.  All  outstanding  shares  of common  stock  are  fully  paid and nonassessable.

Limitation of Liability and Indemnification

   As  permitted  by  Maryland  law,  our  amended  and  restated   articles  of
incorporation  obligates us to indemnify  our present and former  directors  and officers to the maximum extent permitted by Maryland law. Maryland law permits a corporation  to indemnify its present and former  directors and officers,  among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities,  unless it is established that:

o     the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

o     the director or officer actually received an improper personal benefit in money, property or services, or

o     in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

   As  permitted  by  Maryland  law,  our  amended  and  restated   articles  of
incorporation  limits the  liability of our directors and officers to us and our stockholders for money damages, except to the extent that:

o     the person actually received an improper benefit or profit in money, property or services, or

                                     - 16 -

o     a judgment or other final adjudication is entered in a proceeding based on a finding that the person's  action,  or failure to act, was the result of active and  deliberate  dishonesty and was material to the cause of action adjudicated in the proceeding.

   As a result of these  provisions,  we and our  stockholders  may be unable to obtain monetary damages from a director for breach of his of her duty of care.

Possible Anti-Takeover Effects

   Special   Meetings.   Our  bylaws  provide  that  special   meetings  of  our
stockholders  may only be called by a majority of our board, the chairman of our board,  our president or holders of a majority of our outstanding  voting stock.
These  provisions may make it more difficult for  stockholders to take an action that our board opposes.

   Advance Notice Provisions.  Our bylaws establish an advance written notice procedure for stockholders seeking:

o     to nominate candidates for election as directors at any annual meeting of stockholders; and

o     to bring business before an annual meeting of our stockholders.

   Our bylaws  provide that only persons who are  nominated by our board or by a stockholder  who has given timely  written  notice to our  secretary  before the meeting to elect  directors will be eligible for election as our directors.  Our bylaws  also  provide  that  any  matter  to be  presented  at  any  meeting  of stockholders  must be  presented  either  by our  board or by a  stockholder  in compliance  with the  procedures in our bylaws.  A stockholder  must give timely written  notice to our  secretary of its intention to present a matter before an annual meeting of stockholders.  Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders  under Maryland corporate law and the SEC's rules.

   To be timely, we must receive any stockholder  notice at least 75 days before the meeting. A stockholder's notice must also contain the information  specified in the bylaws.  These  provisions  may prevent or deter some  stockholders  from bringing matters before a stockholders'  meeting or from making  nominations for directors at an annual meeting.

   Business   Combinations.   Maryland   law   prohibits   specified   "business
combinations"  between a Maryland  corporation and an "interested  stockholder."
These business combinations include a merger, consolidation,  share exchange, an asset transfer or issuance or reclassification of equity securities.  Interested stockholders are either:

o     anyone who beneficially owns 10% or more of the voting power of the corporation's shares; or

o     an  affiliate  or  associate  of the  corporation  who  was an  interested stockholder or an affiliate or an associate of the interested  stockholder at any time within the two-year period prior to the date in question.

Business combinations with a past interested stockholder are prohibited for five years after the most recent date on which the  stockholder  became an interested
stockholder.   Thereafter,   any  business   combinations  with  the  interested
stockholder must be recommended by the board of directors of the corporation and approved by the vote of:

o     at least 80% of the votes entitled to be cast by all holders of voting shares of the corporation's voting shares; and

                                     - 17 -

o     at least  66-2/3% of the votes  entitled  to be cast by all holders of the corporation's  voting  other than  voting  shares  held by the  interested stockholder or an affiliate or associate of the interested stockholder.

However,  these special voting  requirements  do not apply if the  corporation's stockholders  receive a minimum  price for their  shares,  as  specified  in the statute,  and  the  consideration  is  received  in  cash  or in the  same  form previously paid by the interested stockholder for its shares.

   This  business  combination  statute does not apply to business  combinations that are approved or exempted by the  corporation's  board of directors prior to the time that the interested stockholder becomes an interested stockholder.  The statute  also does not apply to  stockholders  that  acquired 10% or more of the corporation's voting shares in a transaction approved by the corporation's board of  directors.  A Maryland  corporation  may adopt an  amendment  to its charter electing not to be subject to these special voting  requirements.  Any amendment would have to be  approved  by at least 80% of the votes  entitled to be cast by all  holders  of  outstanding  shares of voting  stock and  66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested  stockholders.  We  have  elected  to be  generally  subject  to this statute.

   Control Share Acquisitions.  Maryland law provides that "control shares" of a
Maryland  corporation  acquired in a "control share  acquisition" have no voting rights unless  approved by a vote of two-thirds of the votes entitled to be cast on the matter,  excluding  shares owned by the acquiror or by the  corporation's officers or directors who are employees of the  corporation.  Control shares are shares of voting  stock  which,  if  aggregated  with all other  shares of stock previously  acquired,  would  entitle the  acquiror to exercise  voting power in electing directors within one of the following ranges of voting power:

o     20% or more but less than 33-1/3%;

o     33-1/3% or more but less than a majority; or

o     a majority of all voting power.

   Control shares do not include shares of stock an acquiring person is entitled to vote as a result  of  having  previously  obtained  stockholder  approval.  A control share  acquisition  generally means the acquisition of,  ownership of or the power to direct the  exercise  of voting  power  with  respect  to,  control shares.

   A person  who has made or  proposes  to make a "control  share  acquisition,"
under  specified  conditions,  including an  undertaking  to pay  expenses,  may require  the board of  directors  to call a  special  stockholders'  meeting  to consider  the voting  rights of the shares.  The meeting  must be held within 50 days of the demand.  If no request for a meeting is made,  the  corporation  may itself present the question at any stockholders' meeting.

   If voting rights are not approved at the meeting or if the  acquiring  person does not deliver an acquiring person statement as permitted by the statute,  the corporation  generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. This redemption of shares must be for fair value,  determined  without  regard to voting  rights as of the date of the last control share  acquisition or of any  stockholders'  meeting at which the voting rights of the shares are considered and not approved. If voting rights for  "control  shares" are  approved at a  stockholders'  meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other  stockholders may exercise  appraisal rights.  The fair value of the stock determined  for  purposes of  appraisal  rights may not be less than the highest price per share paid in the  control  share  acquisition.  The  limitations  and restrictions  otherwise  applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

                                     - 18 -

   The control share  acquisition  statute does not apply to stock acquired in a merger,  consolidation  or share  exchange if the  corporation is a party to the transaction,  or to acquisitions  previously approved or exempted by a provision in the charter or bylaws of the corporation.

Rights Plan

   Our board of directors has adopted a rights plan. As a result,  we issued one common share  purchase  right for each  outstanding  share of common stock.  One common share purchase right will be issued for each  additional  share of common stock that we issue.  Each right  entitles  the holder to purchase  one share of common  stock at an exercise  price of $70.  The rights  become  exercisable  10 business  days  after any party  acquires  or  announces  an offer to acquire 20 percent or more of our common stock.  The rights expire on January 13, 2007. The rights are  redeemable  at $0.01 per right at any time before 10  business  days following  the time that any party  acquires  20  percent  or more of our common stock. In the event we enter into a merger or other business combination,  or if we sell a substantial amount of our assets after the time that the rights become exercisable,  the rights  provide that the holder will receive,  upon  exercise, shares of the common stock of the surviving or acquiring company having a market value of twice the exercise price.

                         DESCRIPTION OF PREFERRED STOCK

   Our board is authorized to classify or reclassify any unissued portion of our authorized shares of common stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred  stock from time to time in one or more  classes  or series,  with the exact terms of each class or series  established by our board.  Without  seeking stockholder approval,  our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.

   The rights,  preferences,  privileges and restrictions of the preferred stock of each  series  will be fixed by the  articles  supplementary  relating to each series. A prospectus  supplement  relating to each series will specify the terms of the preferred stock, including:

o     the maximum number of shares in the series and the distinctive designation;

o     the terms on which dividends, if any, will be paid;

o     the terms on which the shares may be redeemed, if at all;

o     the liquidation preference, if any;

o     the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

o     the terms and conditions,  if any, on which the shares of the series shall be convertible  into, or  exchangeable  for,  shares of any other class or classes of capital stock;

o     the voting rights, if any, on the shares of the series; and

o     any or all other preferences and relative,  participating,  operational or other special rights or qualifications, limitations or restrictions of the shares.

                                     - 19 -

   The  issuance  of  preferred  stock may  delay,  deter or prevent a change in control.

   We will describe the specific terms of a particular series of preferred stock in the  prospectus  supplement  relating  to that  series.  The  description  of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete.  You should refer
to  the  applicable  articles   supplementary  for  complete  information.   The
prospectus  supplement  will contain a description  of U.S.  federal  income tax consequences relating to the preferred stock.

                        DESCRIPTION OF DEPOSITARY SHARES

   The description below and in the prospectus  supplement is not complete.  You should read the forms of deposit  agreement and  depositary  receipts filed with the SEC in connection  with the offering of each series of the  preferred  stock described below.

General

   We may,  at our  option,  elect to offer  fractional  interests  in shares of preferred  stock,  rather than shares of preferred  stock.  If we exercise  that option,  we will  provide for a  depositary  to issue  receipts  for  depositary shares,  each of  which  will  represent  a  fractional  interest  in a share of preferred stock.

   The shares of  preferred  stock  underlying  the  depositary  shares  will be deposited  under a  separate  deposit  agreement  between us and a bank or trust company  depositary  that has its  principal  office in the U.S. The  prospectus supplement will include the name and address of the  depositary.  Subject to the terms of the  deposit  agreement,  each  owner  of a  depositary  share  will be entitled,  in proportion  to the  applicable  fractional  interest in a share of preferred  stock, to all the rights and preferences of the underlying  preferred stock,  including  dividend,  voting,  redemption,  conversion  and  liquidation rights. Depositary receipts will be issued for depositary shares.

   The  depositary  may  issue  temporary   depositary  receipts   substantially
identical  to, and entitling  the holders to all the rights  pertaining  to, the definitive  depositary  receipts.  Definitive  depositary  receipts will then be prepared  thereafter  and  temporary  depositary  receipts may be exchanged  for definitive depositary receipts at our expense.

   Upon surrender of depositary  receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

   The depositary will distribute all cash dividends or other cash distributions on the preferred  stock,  rounded to the nearest cent, to the record  holders of depositary  shares in proportion to the numbers of such depositary  shares owned by them on the relevant  record date.  Fractions of one cent not so  distributed will be added to the next sum received by the  depositary  for  distribution  to record holders of depositary shares.

   In the event of a non-cash  distribution,  the depositary  will, if feasible, distribute  property  received by it to the record holders of depositary  shares entitled to them. If the  distribution is not feasible,  the depositary may sell the property and distribute the net proceeds to such holders.

                                     - 20 -

Redemption of Depositary Shares

   If we redeem the  preferred  stock  underlying  the  depositary  shares,  the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the  depositary.  The depositary will mail notice of redemption  not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary  shares. The redemption price per depositary share will be equal to the applicable  fraction of the redemption price per share payable with respect to the preferred stock.  Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary  shares are to be redeemed,  the depositary will select by lot or pro rata which depositary shares will be redeemed.

   After the  redemption,  the depositary  shares called for redemption  will no longer be deemed to be outstanding.  All rights of the holders of the depositary shares  will cease,  except the right to receive the money or other  property to which the holders are entitled upon  redemption  and surrender of the depositary receipts for their depositary shares.

Voting the Preferred Stock

   The depositary will mail to the holders of depositary  shares the information contained in any notice of meeting at which the holders of  preferred  stock are entitled to vote. Each record holder of depositary shares on the record date for the  preferred  stock may instruct the  depositary to exercise its voting rights with respect to the depositary  shares.  The depositary will attempt to vote the number  of  shares of  preferred  stock  underlying  such  depositary  shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from  voting  shares  of  preferred  stock to the  extent  it does  not  receive instructions  from the holders of depositary  shares  relating to that preferred stock.

Amendment and Termination of the Deposit Agreement

   We and the  depositary  may  amend  the form of  depositary  receipt  and any provision of the deposit agreement at any time. However,  neither of us can make any  amendment  that  would  materially  and  adversely  alter the rights of the existing holders of depositary  shares without approval by the record holders of at least a majority of the outstanding  depositary  shares. We or the depositary may terminate a deposit agreement only if:

o     all outstanding depositary shares relating thereto have been redeemed;
      or

o     there has been a final  distribution to the holders of preferred stock and to the  holders  of the  related  depositary  shares  in the  event of our liquidation, dissolution or winding up.

Charges of Depositary

   We will pay all transfer  and other taxes and  governmental  charges  arising solely from the depositary  arrangements.  We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and  governmental  charges  and any other  charges  listed in the  deposit agreement as holders' charges.

                                     - 21 -

Miscellaneous

   The depositary  will forward to the holders of depositary  shares all reports and  communications  that we are  required  to  furnish  to the  holders  of the preferred stock.

   Neither  the  depositary  nor  Ryland  will  be  liable  if  the  law  or any circumstance  beyond its control  prevents it from  performing  its  obligations under the deposit agreement.  Ryland and the depositary will be required only to perform  their duties in good faith.  They will not be obligated to prosecute or defend any legal proceeding  regarding any depositary  shares or preferred stock unless the holders of those securities provide them with satisfactory indemnity.
They may rely on  written  advice of  counsel  or  accountants,  or  information
provided  by  persons  presenting  preferred  stock  for  deposit,   holders  of
depositary  shares or other  persons  believed to be competent  and on documents believed to be genuine.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering  notice to us, and we may at any time remove the  depositary.  Any such  resignation  or removal will take effect when a successor depositary is established.

                       DESCRIPTION OF STOCK PURCHASE UNITS

                          AND STOCK PURCHASE CONTRACTS

   The following  summarizes the general terms of stock purchase units and stock purchase  contracts we may issue.  The  particular  terms of any stock  purchase units or stock  purchase  contracts we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral  arrangements  and  depositary  arrangements,  relating  to the stock purchase or stock purchase contracts.

   We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common  stock or  preferred  stock at a future date or dates.  We may fix the consideration  per share of common stock or preferred stock at the time we issue the  stock  purchase  contracts,  or  the  consideration  may be  determined  by referring to a specific formula stated in the stock purchase  contracts.  We may issue the stock  purchase  contracts  separately or as a part of stock  purchase units  consisting of a stock purchase  contract and debt  securities,  preferred securities  or debt  obligations  of  third  parties,  including  U.S.  Treasury securities,  which secure the holders'  obligations to purchase the common stock or  preferred  stock  under the stock  purchase  contracts.  The stock  purchase contracts may require us to make  periodic  payments to the holders of the stock purchase  units or vice versa.  These  payments may be unsecured or prefunded on some basis.  The stock  purchase  contracts may require  holders to secure their obligations in a specified manner.

             DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

   The following  summarizes  the terms of the debt  warrants we may offer.  The debt  warrants  will be subject to the  detailed  provisions  of a debt  warrant agreement  that we will  enter into with a debt  warrant  agent we select at the time of issue.

                                     - 22 -

General

   We  may  issue  debt   warrants   evidenced  by  debt  warrant   certificates
independently  or  together  with  any  securities  offered  by  any  prospectus supplement.  If we offer debt warrants,  the prospectus supplement will describe the terms of the warrants, including:

o     the offering price, if any;

o     the  designation,  aggregate  principal  amount  and  terms  of  the  debt securities  purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

o     if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt  warrants  issued with each debt security;

o     if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

o     the principal  amount of debt securities  purchasable upon exercise of one debt  warrant  and  the  price  at  which  the  principal  amount  of debt securities may be purchased upon exercise;

o     the dates on which the right to exercise the debt warrants begins and expires;

o     U.S. federal income tax consequences;

o     whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

o     the currencies in which the offering price and exercise price are payable; and

o     if applicable, any antidilution provisions.

   You may exchange debt warrant  certificates for new debt warrant certificates of  different  denominations  and may  present  debt  warrant  certificates  for registration  of  transfer at the  corporate  trust  office of the debt  warrant agent, which will be listed in the prospectus supplement.  Warrantholders do not have any of the rights of holders of debt securities,  except to the extent that the consent of warrantholders  may be required for certain  modifications of the terms of an indenture or form of the debt security,  as the case may be, and the series of debt  securities  issuable  upon  exercise  of the debt  warrants.  In addition,  warrantholders  are not  entitled  to payments  of  principal  of and interest, if any, on the debt securities.

Exercise of Debt Warrants

   You may exercise debt warrants by surrendering  the debt warrant  certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price.  Upon the exercise of debt warrants,  the debt warrant agent will,  as soon  as  practicable,  deliver  the  debt  securities  in  authorized denominations  in accordance  with your  instructions  and at your sole cost and risk.  If  less  than  all the  debt  warrants  evidenced  by the  debt  warrant certificate are exercised,  the agent will issue a new debt warrant  certificate for the remaining amount of debt warrants

                                     - 23 -

                       DESCRIPTION OF WARRANTS TO PURCHASE

                         COMMON STOCK OR PREFERRED STOCK

   The  following  summarizes  the terms of common stock  warrants and preferred stock  warrants  we may issue.  This  description  is  subject  to the  detailed provisions of a stock warrant agreement that we will enter into between us and a stock warrant agent we select at the time of issue.

General

   We may issue stock warrants  evidenced by stock warrant  certificates under a stock warrant  agreement  independently or together with any securities we offer by any  prospectus  supplement.  If we  offer  stock  warrants,  the  prospectus supplement will describe the terms of the stock warrants, including:

o     the offering price, if any;

o     if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

o     the  number  of  shares of common  or  preferred  stock  purchasable  upon exercise of one stock  warrant  and the initial  price at which the shares may be purchased upon exercise;

o     the dates on which the right to exercise the stock warrants begins and expires;

o     U.S. federal income tax consequences;

o     call provisions, if any;

o     the currencies in which the offering price and exercise price are payable; and

o     if applicable, the antidilution provisions of the stock warrants.

   The shares of common stock or preferred  stock we issue upon  exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

   You may exercise  stock warrants by  surrendering  to the stock warrant agent the stock warrant certificate,  which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate.  Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check.  The stock  warrant  agent  will  deliver  certificates evidencing duly exercised stock warrants to the transfer agent.  Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock  purchased.  If you exercise fewer  than all the  stock  warrants  evidenced  by any  certificate,  the stock warrant  agent will deliver a new stock  warrant  certificate  representing  the unexercised stock warrants.

                                     - 24 -

No Rights as Stockholders

   Holders of stock  warrants are not entitled to vote,  to consent,  to receive dividends or to receive  notice as  stockholders  with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders of Ryland.

                              PLAN OF DISTRIBUTION

   We may sell the securities through  underwriters or dealers,  through agents, or directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

o     the name or names of any underwriters, if any;

o     the purchase price of the securities and the proceeds we will receive from the sale;

o     any underwriting discounts and other items constituting underwriters'
      compensation;

o     any initial public offering price;

o     any discounts or concessions allowed or reallowed or paid to dealers;
      and

o     any securities exchange or market on which the securities may be listed.

   Only underwriters named in the prospectus  supplement are underwriters of the securities offered by the prospectus supplement.

   If  underwriters  are used in the sale,  they will acquire the securities for their  own  account  and  may  resell  them  from  time  to  time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates  represented by managing  underwriters or by  underwriters  without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus  supplement.
Any public offering price and any discounts or concessions  allowed or reallowed or paid to dealers may change from time to time.

   We may sell  securities  directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will  describe  any  commissions  we will  pay the  agent  in the  prospectus supplement.  Unless the prospectus  supplement states otherwise,  our agent will act on a best-efforts basis for the period of its appointment.

   We may authorize agents or underwriters to solicit offers by certain types of institutional  investors to purchase  securities  from us at the public offering price  set forth in the  prospectus  supplement  pursuant  to  delayed  delivery contracts  providing for payment and delivery on a specified date in the future.
We will describe the conditions to these  contracts and the  commissions we must pay for solicitation of these contracts in the prospectus supplement.

   We may provide agents and underwriters with  indemnification  against certain
civil   liabilities,   including   liabilities  under  the  Securities  Act,  or
contribution  with respect to payments that the agents or underwriters  may make with  respect  to such  liabilities.  Agents  and  underwriters  may  engage  in transactions  with,  or  perform  services  for,  us in the  ordinary  course of business.

                                     - 25 -

   All  securities  we offer  other  than  common  stock  will be new  issues of securities  with no established  trading  market.  Any  underwriters  may make a market  in  these  securities,  but  will  not be  obligated  to do so  and  may discontinue  any market making at any time without notice.  We cannot  guarantee the liquidity of the trading markets for any securities.

                                  LEGAL MATTERS

     Piper  Marbury  Rudnick and Wolfe LLP will provide us with an opinion as to legal matters in connection with the securities we are offering.

                                     EXPERTS

     Ernst and Young LLP,  independent  auditors,  have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year  ended  December  31,  1998,  as set  forth in their  report,  which is incorporated by reference in this  prospectus and elsewhere in the  Registration
Statement.  Our financial  statements and schedule are incorporated by reference in reliance on Ernst and Young LLP's report, given on their authority as experts in accounting and auditing.

                                     - 26 -

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.   Other Expenses of Issuance and Distribution

   The  following  table  shows the  estimated  costs and  expenses,  other than underwriting  discounts,  payable  by the  registrant  in  connection  with  the offering of the securities being registered.

         Securities and Exchange Commission registration    $      52,800
         fee.............................................
         National Association of Securities Dealers, Inc.             *
         filing fee......................................
         New York Stock Exchange listing fee.............             *
         Transfer agent's and registrar's fees...........             *
         Legal fees and expenses.........................             *
         Accounting fees and expenses....................             *
         Miscellaneous fees and expenses.................             *
                                                            -------------

                  Total..................................   $         *
                                                            =============

----------------

* To be provided by amendment.

15.   Indemnification of Directors and Officers

   Section 2-418 of the Maryland General Corporation Law permits indemnification of directors,  officers,  employees  and agents of a  corporation  under certain conditions  and subject to  limitations.  Our amended and  restated  articles of incorporation  includes  provisions to require us to indemnify our directors and
officers  to  the  fullest  extent   permitted  by  Section   2-418,   including
circumstances in which indemnification is otherwise discretionary. Section 2-418 also empowers us to purchase and maintain  insurance that protects our officers, directors,  employees and agents against any liabilities  incurred in connection with their service in such positions.

   At present, there is no pending litigation or proceeding involving any of our directors  or officers as to which  indemnification  is being  sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

16.   Exhibits

Exhibit No.  Description

1.1*         Form of Underwriting Agreement
3.1**        Charter
3.2***       Bylaws

4.1****      Rights Agreement dated as of October 18, 1996, between The
             Ryland Group, Inc., and ChaseMellon Shareholder Services,
             L.L.C.
4.2+         Indenture dated as of June 28, 1996 between The Ryland
             Group, Inc. and The Chase Manhattan Bank
4.3++        Indenture dated as of July 15, 1992 between The Ryland
             Group, Inc. and First Union National Bank
4.4*         Form of Deposit Agreement
4.5*         Form of Stock Purchase Contract
4.6*         Form of Stock Warrant Provisions

5.1          Opinion of Piper Marbury Rudnick and Wolfe LLP

12.1         Computation of Ratio of Earnings to Fixed Charges
23.1         Consent of Ernst and Young LLP, independent auditors
23.2         Consent of Piper Marbury Rudnick and Wolfe LLP (included in
             Exhibit 5.1)
24.1         Powers of Attorney (included in signature pages)
25.1*        Statement of Eligibility and Qualification on Form T-1

                                     II - 1

---------------------------

*    To be filed by amendment  or as an exhibit to a report  pursuant to Section
     13(a), 13(c) or 15(d) of the Exchange Act.

**   Incorporated  by reference to our Form 10-K for the year ended December 31,
     1989.

***  Incorporated  by reference to our Form 10-K for the year ended December 31,
     1996.

**** Incorporated by reference to our Form 8-K filed October 24, 1996.

+ Incorporated by reference to our Form 8-K filed July 2, 1996.

++ Incorporated by reference to our Form 8-K filed August 6, 1992.

17.   Undertakings

   A. The undersigned registrant hereby undertakes:

      (1)To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

         (i)  To include any prospectus required by Section 10(a)(3) of the
              Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the  registration  statement (or the most recent post-effective  amendment  thereof) which,  individually or in the aggregate,  represent a fundamental  change in the information set
              forth  in  the   registration   statement.   Notwithstanding   the
              foregoing,  any  increase  or  decrease  in volume  of  securities offered (if the total dollar value of securities offered would not exceed that which was  registered)  and any deviation from the low or  high  and of  the  estimated  maximum  offering  range  may be reflected  in the form of  prospectus  filed  with the  Commission pursuant  to Rule  424(b)  if, in the  aggregate,  the  changes in volume and price  represent no more than 20 percent  change in the maximum aggregate offering price, set forth in the "Calculation of
              Registration Fee" table in the effective  registration  statement;
              and

                                     II - 2

         (iii)To include any  material  information  with respect to the plan of
              distribution   not  previously   disclosed  in  the   registration
              statement  or any  material  change  to  such  information  in the registration statement;

provided,  however,  that  paragraphs  (i) and (ii)  above  do not  apply if the information  required  to be  included in a  post-effective  amendment  by those paragraphs  is  contained  in periodic  reports  filed with or  furnished to the
Commission  by the  registrant  pursuant  to Section 13 or Section  15(d) of the
Securities  Exchange Act of 1934 that are  incorporated  by  reference  into the registration statement.

      (2)That, for the purpose of determining any liability under the Securities
         Act,  each such  post-effective  amendment  shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)To remove from registration by means of a post-effective  amendment any
         of  the  securities   being   registered  that  remain  unsold  at  the
         termination of the offering.

   B. The  undersigned  registrant  hereby  undertakes  that,  for  purposes  of determining  any  liability  under  the  Securities  Act,  each  filing  of  the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Exchange Act (and, where  applicable,  each filing of an employee benefit plan's annual report  pursuant to Section 15(d) of the Exchange  Act)  incorporated  by reference in the registration statement shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such securities  at that time shall be deemed to be the  initial  bona fide  offering thereof.

   C. Insofar as  indemnification  for liabilities  arising under the Securities
Act may be  permitted to  directors,  officers  and  controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Commission such  indemnification  is against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.  If a claim for  indemnification  against such liabilities (other than the payment by the  registrant of expenses  incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities Act and will be governed by the final adjudication of such issue.

   D. To file an application  for the purpose of determining  the eligibility of the trustee to act under  subsection  (a) of Section 310 of the Trust  Indenture
Act in accordance  with the rules and  regulations  prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                     II - 3

                                   SIGNATURES

   Pursuant to the  requirements of the Securities Act of 1933, as amended,  the registrant certifies that it has reasonable grounds to believe that it meets all the  requirements  for filing on Form S-3 and has duly caused this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Columbia, State of Maryland, on February 24, 2000.

                                    THE RYLAND GROUP, INC.

                                    By:         /s/   R. Chad Dreier
                                          --------------------------
                                          R. Chad Dreier
                                          Chairman, President and Chief
                                          Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the date indicated.  Each person whose signature appears below in so signing also makes, constitutes and appoints R. Chad Dreier and Timothy J.
Geckle, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution,  for him or her in any and all capacities, to execute and cause to be filed  with  the  Securities  and  Exchange  Commission  any and all
amendments and post-effective  amendments to this Registration  Statement,  with exhibits  thereto  and other  documents  in  connection  therewith,  and  hereby ratifies  and  confirms  all that said  attorney-in-fact  or his  substitute  or substitutes may do or cause to be done by virtue hereof.

             Name                            Title                    Date

/s/      R. Chad Dreier            Chairman, President and     February 24, 2000
---------------------------        Chief Executive Officer
         R. Chad Dreier            (principal executive
                                   officer)

/s/      Gordon A. Milne           Executive Vice President    February 24, 2000
---------------------------        and Chief Financial Officer
         Gordon A. Milne           (principal financial
                                   officer)

/s/      David L. Fristoe          Vice President and Chief    February 24, 2000
---------------------------        Accounting Officer
         David L. Fristoe          (principal accounting
                                   officer)

                                   Director                    February 24, 2000
---------------------------
         James A. Flick, Jr.

/s/      Leslie M. Frecon          Director                    February 24, 2000
---------------------------
         Leslie M. Frecon

/s/      William L. Jews           Director                    February 24, 2000
---------------------------
         William L. Jews

                                     II - 4

/s/      William G. Kagler         Director                    February 24, 2000
---------------------------
         William G. Kagler

/s/      Robert E. Mellor          Director                    February 24, 2000
---------------------------
         Robert E. Mellor

/s/      Charlotte St. Martin      Director                    February 24, 2000
-----------------------------
         Charlotte St. Martin

/s/      Paul J. Varello           Director                    February 24, 2000
---------------------------
         Paul J. Varello

                                   Director                    February 24, 2000
---------------------------
         John O. Wilson

                                     II - 5

                                  Exhibit Index

Exhibit No.  Description

1.1*         Form of Underwriting Agreement
3.1**        Charter
3.2***       Bylaws

4.1****      Rights Agreement dated as of October 18, 1996, between The
             Ryland Group, Inc., and ChaseMellon Shareholder Services,
             L.L.C.
4.2+         Indenture dated as of June 28, 1996 between The Ryland
             Group, Inc. and The Chase Manhattan Bank
4.3++        Indenture dated as of July 15, 1992 between The Ryland
             Group, Inc. and First Union National Bank
4.4*         Form of Deposit Agreement
4.5*         Form of Stock Purchase Contract
4.6*         Form of Stock Warrant Provisions

5.1          Opinion of Piper Marbury Rudnick and Wolfe LLP
12.1         Computation of Ratio of Earnings  to Fixed  Charges
23.1         Consent of Ernst and Young  LLP,  independent auditors
23.2         Consent of Piper Marbury Rudnick and Wolfe LLP (included in
             Exhibit 5.1)
24.1         Powers of Attorney (included in signature pages)
25.1*        Statement of Eligibility and Qualification on Form T-1

---------------------------

*    To be filed by amendment  or as an exhibit to a report  pursuant to Section
     13(a), 13(c) or 15(d) of the Exchange Act.

**   Incorporated  by reference to our Form 10-K for the year ended December 31,
     1989.

***  Incorporated  by reference to our Form 10-K for the year ended December 31,
     1996.

**** Incorporated by reference to our Form 8-K filed October 24, 1996.

+ Incorporated by reference to our Form 8-K filed July 2, 1996.

++ Incorporated by reference to our Form 8-K filed August 6, 1992.